EXHIBIT 15






September 20, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that SafeCard Services, Incorporated has included our reports dated February 25, 1994, June 13,
1994 and August 18, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about September 21, 1994. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,